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                    SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC  20549



                                 FORM  8-K

                              CURRENT REPORT

                      Pursuant to Section 13 or 15(d)
                  of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):   January 31, 2001
                                                  --------------------


                   NETWORK ACCESS SOLUTIONS CORPORATION
          -------------------------------------------------------
          (Exact name of registrant as specified in its charter)


          Delaware                     000-25945               54-1738938
------------------------             ------------          -----------------
       (State or other                (Commission            (IRS Employer
       jurisdiction of                  File                 Identification
       incorporation)                  Number)                   Number)


    13650 Dulles Technology Drive, Herndon, Virginia              20171
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        (Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code:            703-793-5000
                                                           -----------------

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Item 1.    Changes in Control of Registrant

     Not Applicable.

Item 2.    Acquisition or Disposition of Assets

     Not Applicable.

Item 3.    Bankruptcy or Receivership

     Not Applicable.

Item 4.    Changes in Registrant's Certifying Accountant

     Not Applicable.

Item 5.    Other Events

     Effective December 22, 2000, Network Access Solutions Corporation
(NAS) reached an agreement with SBC Communications, Inc. (SBC) on a conversion of its NAS Series B 7% Convertible Preferred Stock and accrued dividends into approximately 2.6 million shares of NAS common stock at $31/share and new terms and conditions under which NAS will sell business-class broadband services to SBC.

     The preferred shares were issued as part of a $75 million investment by SBC in March, 2000. In connection with the conversion and a series of other agreements with SBC, NAS has agreed to assign to SBC substantially all of the central office sites built by NAS in the BellSouth and U S West territories pursuant to its original agreement with SBC and Telefonos de Mexico, S.A. de C.V.

     To account for this transaction under generally-accepted accounting principles (GAAP), NAS will take a reduction to paid-in capital of approximately $24 million in the fourth quarter of 2000, as reflected on the attached preliminary unaudited balance sheet of NAS as of December 31, 2000. In addition, NAS will convert approximately $75 million of its redeemable preferred stock from its September 30 balance sheet as a result of SBC's conversion of its shares of preferred stock into shares of common stock. The reduction in paid-in capital will also be reflected in the company's earnings per share calculation as an addition to net loss applicable to common stockholders. The company's year end audit is in process, and the company will be filing its final audited balance sheet in connection with its filing of Form 10-K on or before March 31, 2001. The attached balance sheet is preliminary and unaudited and may vary from the final audited balance sheet in certain respects.

Item 6.    Resignation of Registrant's Directors

     Not Applicable.

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                                                                          3
Item 7.    Financial Statements and Exhibits

     (c)  Exhibits

          99.1      Preliminary Unaudited Balance Sheet as of December 31,
                    2000.


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                                SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  January 31, 2001

                                 NETWORK ACCESS SOLUTIONS CORPORATION



                                 By:    /s/ JONATHAN P. AUST
                                     --------------------------------------
                                        Jonathan P. Aust
                                        Chairman and
                                        Chief Executive Officer



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                             INDEX TO EXHIBITS
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 EXHIBIT  |
 NUMBER   | DESCRIPTION
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  99.1    | Preliminary Unaudited Balance Sheet as of December 31, 2000
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